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                                                                 Exhibit (a)(19)

                            VARIABLE INSURANCE FUNDS

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST
                            AND TERMINATION OF SERIES

     The undersigned being at least a majority of the Trustees of Variable Insurance Funds, a Massachusetts business trust (the "Trust"), acting pursuant to Article VIII, Sections 8.2 and 8.3(a) of the Trust's Declaration of Trust dated July 20, 1994, as amended and restated to date (the "Declaration of Trust"), hereby:

     1. Amend the Declaration of Trust to change the name of the Trust set forth in Article I, Section 1.1 thereof, as follows:

     Section 1.1 Name and Address. The name of the trust created hereby, until and unless changed by the Trustees as provided in Section 8.3(a) hereof, is "The Coventry Funds Trust." The address of the trust is 3435 Stelzer Road, Columbus, Ohio, 43219-3035.

     2. Terminate the following named series, and the establishment and designation thereof, effective as of the date of this instrument:

               AmSouth Large Cap Fund
               AmSouth Mid Cap Fund
               AmSouth International Equity Fund
               AmSouth Select Equity Fund
               AmSouth Enhanced Market Fund
               AmSouth Capital Growth Fund
               AmSouth Value Fund

               Choice Market Neutral Fund
               Choice Long-Short Fund

               BB&T Large Company Growth Fund
               BB&T Mid Cap Growth Fund
               BB&T Capital Manager Equity Fund
               BB&T Large Cap Value Fund
               BB&T Special Opportunities Equity Fund
               BB&T Total Return Bond Fund

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     IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust and Termination of Series.

Dated April 30, 2006


/s/ Michael M. Van Buskirk              /s/ Diane E. Armstrong
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Michael M. Van Buskirk                  Diane E. Armstrong


/s/ Walter B. Grimm                     /s/ Maurice G. Stark
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Walter B. Grimm                         Maurice G. Stark


/s/ James H. Woodward
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James H. Woodward